PHILADELPHIA CONSOLIDATED HOLDING CORP.
THIRD QUARTER RESULTS
September 30, 2006
OCTOBER 27, 2006 PRESS RELEASE
Bala Cynwyd, PA – Philadelphia Consolidated Holding Corp. (PHLY-NASDAQ) today reported net income for the quarter ended September 30, 2006 increased 156.1% to $89.9 million ($1.22 diluted earnings per share and $1.28 basic earnings per share) from $35.1 million ($0.48 diluted earnings per share and $0.51 basic earnings per share) for the quarter ended September 30, 2005. After-tax net realized investment losses for the quarter ended September 30, 2006 were $4.5 million ($0.06 diluted loss per share) versus $0.7 million of after-tax net realized investment gains ($0.01 diluted earnings per share) for the quarter ended September 30, 2005. Gross written premiums for the quarter ended September 30, 2006 increased 17.5% to $456.6 million from $388.5 million for the same quarter in 2005, and the combined ratio for the quarter ended September 30, 2006 was 58.6% compared to 85.6% for the quarter ended September 30, 2005. The Company’s book value per share at September 30, 2006 increased 29.3% to $15.24 from $11.79 at December 31, 2005.
Financial results for the third quarter of 2006 included:
•	A $42.7 million pre-tax ($27.7 million after-tax, or $0.38 diluted earnings per share) benefit from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
•	A $14.8 million pre-tax ($9.6 million after-tax, or $0.13 diluted earnings per share) benefit from the re-evaluation of the current accident year loss ratio based on the favorable development observed in the prior years claim emergence.
•	$4.2 million of pre-tax realized investment losses ($2.7 million after-tax, or $0.04 diluted loss per share) due to recognition of other than temporary impairments on available for sale fixed maturity investments that have been, or are anticipated to be, sold during the fourth quarter of 2006 as a result of tax planning and investment portfolio management strategies.
Net income for the nine months ended September 30, 2006 increased 68.3% to $215.1 million ($2.94 diluted earnings per share and $3.08 basic earnings per share) compared to $127.8 million ($1.76 diluted earnings per share and $1.87 basic earnings per share) for the same period in 2005. After-tax net realized investment losses for the nine months ended September 30, 2006 were $6.4 million ($0.09 diluted loss per share) versus $7.9 million of after-tax net realized investment gains ($0.11 diluted earnings per share) for the same period in 2005. Gross written premiums for the nine months ended September 30, 2006 increased 17.5% to $1,126.0 million from $958.0 million for the nine months ended September 30, 2005, and the combined ratio for the nine months ended September 30, 2006 was 68.3% compared to 80.2% for the nine months ended September 30, 2005.
Financial results for the nine months ended September 30, 2006 included:

Press Release
October 27, 2006

•	A $78.3 million pre-tax ($50.9 million after-tax, or $0.70 diluted earnings per share) benefit from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
James J. Maguire, Jr., CEO, said, “During the quarter we continued to execute at high levels across our entire organization. We achieved outstanding underwriting results by focusing on careful risk selection and thorough evaluation of eligible accounts. We continued to maintain our renewal business at or above historical levels, and pricing has remained adequate across all segments. For the first time in our Company’s history, Shareholders’ Equity exceeded $1 billion and total assets grew to more than $3.3 billion. I believe the Company is better positioned today than ever before to take advantage of opportunities that may arise in the marketplace.”
The Company will hold its quarterly conference call to discuss third quarter 2006 results today at 3:00 PM EDT. The call is being webcast and may be accessed at the Company’s web site at www.phly.com. The dial-in phone number for the conference call is (800) 915-4836.
Forward-Looking Information
This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of the Company’s liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of the Company’s reinsurers to pay; (ix) future terrorist attacks; (x) the outcome of the Securities and Exchange Commission’s industry-wide investigation relating to the use of non-traditional insurance products, including finite risk reinsurance arrangements; and (xi) the outcome of industry-wide investigations being conducted by various insurance departments, attorneys-general and other authorities relating to the use of contingent commission arrangements. The Company does not intend to publicly update any forward looking statement, except as may be required by law.
Philadelphia Insurance Companies is a specialty niche Company which markets and underwrites property and casualty insurance products through 38 proprietary underwriting offices across the U.S. of A. For more information about our Company or to review our 2005 annual report, visit our web site at www.phly.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of
	September 30,
	2006	December 31,
	(Unaudited)	2005
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $2,053,568 AND $1,778,215)	$2,045,960	$1,761,530
EQUITY SECURITIES AT MARKET (COST $245,989 AND $160,926)	275,542	173,455

TOTAL INVESTMENTS	2,321,502	1,934,985

CASH AND CASH EQUIVALENTS	116,294	74,385
ACCRUED INVESTMENT INCOME	18,505	18,095
PREMIUMS RECEIVABLE	342,240	286,778
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	272,838	396,248
DEFERRED INCOME TAXES	32,251	31,893
DEFERRED ACQUISITION COSTS	157,457	129,486
PROPERTY AND EQUIPMENT, NET	26,441	23,886
OTHER ASSETS	41,893	32,070

TOTAL ASSETS	$3,329,421	$2,927,826

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$1,243,411	$1,245,763
UNEARNED PREMIUMS	758,141	631,468

TOTAL POLICY LIABILITIES AND ACCRUALS	2,001,552	1,877,231
FUNDS HELD PAYABLE TO REINSURER	—	39,221
PREMIUMS PAYABLE	59,721	58,839
OTHER LIABILITIES	194,486	136,039

TOTAL LIABILITIES	2,255,759	2,111,330

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 70,441,872 AND 69,266,016 SHARES ISSUED AND OUTSTANDING	360,790	332,757
NOTES RECEIVABLE FROM SHAREHOLDERS	(10,118)	(7,217)
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	14,264	(2,702)
RETAINED EARNINGS	708,726	493,658

TOTAL SHAREHOLDERS’ EQUITY	1,073,662	816,496

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,329,421	$2,927,826

2005 share information restated to reflect a three-for-one split of the Company’s common stock distributed on March 1, 2006.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
REVENUE:
NET EARNED PREMIUMS	$296,366	$244,770	$861,706	$714,661
NET INVESTMENT INCOME	23,833	16,979	65,572	45,843
NET REALIZED INVESTMENT GAIN (LOSS)	(6,976)	1,097	(9,782)	12,191
OTHER INCOME	795	600	1,703	1,380

TOTAL REVENUE	314,018	263,446	919,199	774,075

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	95,662	162,254	353,289	459,111
NET REINSURANCE RECOVERIES	(10,956)	(20,395)	(16,163)	(74,979)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	84,706	141,859	337,126	384,132
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	89,052	67,542	251,406	189,316
OTHER OPERATING EXPENSES	3,364	5,142	8,644	15,091

TOTAL LOSSES AND EXPENSES	177,122	214,543	597,176	588,539

INCOME BEFORE INCOME TAXES	136,896	48,903	322,023	185,536

INCOME TAX EXPENSE (BENEFIT):
CURRENT	49,725	13,544	116,448	67,404
DEFERRED	(2,719)	269	(9,493)	(9,669)

TOTAL INCOME TAX EXPENSE	47,006	13,813	106,955	57,735

NET INCOME	$89,890	$35,090	$215,068	$127,801

PER AVERAGE SHARE DATA:
NET INCOME — BASIC	$1.28	$0.51	$3.08	$1.87

NET INCOME — DILUTED	$1.22	$0.48	$2.94	$1.76

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	69,991,728	69,008,412	69,717,194	68,386,476
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	3,488,999	4,368,114	3,470,645	4,381,077

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	73,480,727	73,376,526	73,187,839	72,767,553

2005 share information restated to reflect a three-for-one split of the Company’s common stock distributed on March 1, 2006.